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                                                                   EXHIBIT 10.24

                            THIRTEENTH AMENDMENT TO

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

          THIS AGREEMENT, entered into as of the 1st day of February, 1997, between JG INDUSTRIES, INC. ("JG"), an Illinois corporation, GOLDBLATT'S DEPARTMENT STORES, INC. ("Goldblatt's"), an Illinois corporation (collectively, the "Employer"), and WILLIAM HELLMAN (the "Employee").

          WHEREAS, Employee has been employed by Employer in an executive capacity pursuant to an Amended and Restated Employment Agreement dated as of the first day of June, 1983, as amended (the "Employment Agreement"); and

          WHEREAS, Employer and Employee desire to further amend the Employment Agreement in certain respects as hereinafter stated;

          ACCORDINGLY, the Employment Agreement is hereby amended and restated in the following respect;

          1. New Termination Date. The Employment Period shall terminate on August 31, 1997.

          2. Paragraph 3(a), Base Compensation, is deleted in its entirety and the following is substituted in its place and stead:

          "(a) Base Compensation. He shall receive a salary for the Employment Period based upon an annual salary of $200,000 ("Base Compensation") payable in monthly or more frequent installments in accordance with Employer's remuneration policy respecting executives."

          3. Annuity Contracts. The provisions respecting Annuity Contracts set forth in paragraph 2 of the Ninth Amendment to the Employment Agreement shall be further modified by the following amended language:
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              Adjustment of Annuity Contracts. Notwithstanding anything stated
              to the contrary in subparagraph (i) of paragraph 20, the annuity contracts shall in the aggregate as of the date hereof, yield a monthly annuity of $17,167.00 for a period of ten years.

          4. Effect of Amendment. All other paragraphs of the Employment Agreement, as heretofore amended, shall remain unchanged and shall continue in full force and effect.

          IN WITNESS WHEREOF, the Employee and the Employer have executed this Thirteenth Amendment to Amended and Restated Employment Agreement as of the date first above written.

                                       /s/ William Hellman
                                       -----------------------------
                                           William Hellman


                                       JG INDUSTRIES, INC.


                                       By: /s/ Clarence Farrar
                                           -------------------------
                                       Its: President
                                            ------------------------


                                       GOLDBLATT'S DEPARTMENT
                                       STORES, INC.


                                       By: /s/ Lionel Goldblatt
                                           -------------------------
                                       Its: Chairman
                                            ------------------------

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